UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

April 30, 2010

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)

Commission File No. 001-31299

MEDICAL STAFFING NETWORK HOLDINGS, INC.

(Exact Name Of Company As Specified In Its Charter)

Delaware	65-0865171
(State Or Other Jurisdiction Of Incorporation Or Organization)	(IRS Employer Identification No.)

901 Yamato Road, Suite 110

Boca Raton, Florida 33431

(Address Of Principal Executive Offices)

(561) 322-1300

(Company’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Company under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement

Limited Waiver and Amended Forbearance Agreement

On April 30, 2010, Medical Staffing Network Holdings, Inc. (the “Company”) and its wholly-owned subsidiaries, Medical Staffing Network, Inc. (“MSN”) and Medical Staffing Holdings, LLC, entered into a Limited Waiver to Amended and Restated Credit Agreement and Amendment to Forbearance Agreement (the “ Agreement”) with General Electric Capital Corporation (“GECC”), as administrative agent, and with the required percentage of the first lien lenders under the Company’s Amended and Restated Credit Agreement dated March 12, 2009 (the “First Lien Credit Agreement”). Under the Agreement, GECC, as agent, and the first lien lenders have agreed to waive certain requirements under the First Lien Credit Agreement to allow the Company to, among other matters, enter into an escrow agreement for the benefit of the Company’s vendor managed services (“VMS”) clients and subcontractors, all as more particularly described below. The lenders have also agreed to extend the period of the Company’s previously reported forbearance agreement with its first lien lenders until June 4, 2010 (unless a “Forbearance Default,” as defined in the Second Forbearance Agreement, Limited Waiver and Amendment to Amended and Restated Credit Agreement entered into between the above-named parties effective as of April 7, 2010, occurs prior to that date).

A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated by reference. The summary of the Agreement contained herein is qualified in its entirety by reference to the copy of such agreement that is filed as Exhibit 10.1 to this Current Report on Form 8-K.

The Company continues to be in discussions with its lenders with respect to a possible restructuring of the Company’s debt and capital structure. If the Company’s lenders are not willing to reach an acceptable agreement, the lenders could take action to seek to sell the Company’s assets to repay their obligations. In such event, the Company might determine to seek relief under Chapter 11 of the U.S. Bankruptcy Code.

Escrow Arrangement for the benefit of the Company’s VMS clients and subcontractors

On April 30, 2010, MSN, on behalf of itself and its subsidiaries, entered into an Escrow Agreement (the “Escrow Agreement”) with CBIZ Goldstein Lewin, as Escrow Agent (the “Escrow Agent”). In accordance with the terms of the Escrow Agreement, all receipts from VMS clients will be paid directly to an account controlled by the Escrow Agent, who will then work with the Company to reconcile such payments and thereafter directly pay the Company’s VMS subcontractors their share of such payments. The escrow account will be controlled by the Escrow Agent and will not be part of the Company’s cash management system.

While the Company has not failed to make any payments due to any of its VMS subcontractors under any of its VMS agreements, as a result of the Company’s current financial challenges, and other recent situations in the healthcare staffing industry where other VMS providers have failed to make certain payments to their subcontractors, the Company has put this escrow arrangement in place (with the consent of its first lien lenders) in order to provide comfort to the Company’s VMS clients and VMS subcontractors that the Company has no equitable or other interest in funds received from its VMS clients that are due and payable to its VMS subcontractors.

Item 9.01	Exhibits.

(d)	Exhibits

The following exhibits are filed as a part of this Current Report on Form 8-K:

Exhibit 10.1	Limited Waiver to Amended and Restated Credit Agreement and Amendment to Forbearance Agreement, dated as of April 30, 2010.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Medical Staffing Network Holdings, Inc.

By:	/s/ Kevin S. Little
Kevin S. Little
President and Chief Financial Officer

Dated: May 5, 2010

Exhibit Index

Exhibit No.	Description

Exhibit 10.1	Limited Waiver to Amended and Restated Credit Agreement and Amendment to Forbearance Agreement, dated as of April 30, 2010.

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